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                                                                EXHIBIT 23(b)

                        CONSENT OF DELOITTE & TOUCHE LLP


    We consent to the incorporation by reference in this Registration Statement of Health Images, Inc. on Form S-3 of our report dated May 26, 1995 (relative to the financial statements of MedAlliance Imaging Centers - a division of MedAlliance, Inc. ), appearing in Amendment No. 1 on Form 8-K/A dated June 30, 1995 to current report on Form 8-K of Health Images, Inc. and to the reference to us under the heading "Experts" in the Registration Statement.

                              DELOITTE & TOUCHE, LLP
                              Nashville, Tennessee
                              July 26, 1996